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                                                                    EXHIBIT 99.1

                             [Imperial Sugar Logo]

NEWS                                                      FOR IMMEDIATE RELEASE

                         Contact:
                                          Mark Q. Huggins
                                          Managing Director and
                                          Chief Financial Officer
                                          (281) 490-9587


                                          Investor Relations:
                                          Morgen-Walke Associates
                                          Gordon McCoun, Jeffrey Zack
                                          Media Contact: Stacey Nield
                                          (212) 850-5600

           IMPERIAL SUGAR COMPANY RECEIVES BANKRUPTCY COURT APPROVALS

     SUGAR LAND, TX, January 17, 2001 -- Imperial Sugar Company (AMEX:IHK) today announced that it has obtained approval from the U.S. Bankruptcy Court in Delaware regarding various motions it filed in connection with its chapter 11 bankruptcy petition filed yesterday. At the same time, the Company filed both its Plan of Reorganization ("Plan") and Disclosure Statement. The hearing on confirmation of its Plan is set for May 2, 2001.

     The Company was authorized by the Bankruptcy Court to pay all pre-petition employee compensation and to continue its employee compensation and benefit plans. In addition, the Company received limited approval to pay pre-petition trade claims of its necessary on-going suppliers and trade creditors who agree to extend credit on ordinary terms. The Company is also authorized to honor its contracts with growers who supply sugarbeets to the Company and complete the contract payments due growers for sugarbeets delivered pre-petition. Finally, the Bankruptcy Court approved the motion for the Company to honor pre-petition contracts, agreements and payment obligations to customers and to continue customer programs post-petition.

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IMPERIAL SUGAR COMPANY                                                  PAGE 2

     The Bankruptcy Court approved the Company's request for interim debtor-in-possession financing ("DIP") of $30.0 million and accounts receivables securitization financing of $110.0 million, pending a final hearing on the Company's $85.0 million DIP and accounts receivables securitization program set for February 6, 2001. The Company's current unused availability under the interim DIP facility, combined with cash on hand and availability under other facilities totals approximately $40.0 million.

     Imperial Sugar Company is the largest processor and marketer of refined sugar in the United States and a major distributor to the foodservice market. The Company markets its products nationally under the Imperial(TM), Dixie Crystals(TM), Spreckels(TM), Pioneer(TM), Holly(TM), Diamond Crystal(TM) and
Wholesome Sweeteners(TM) brands.   Additional information about Imperial Sugar
may be found on its web site at www.imperialsugar.com.

Statements regarding the Company's ability to complete its reorganization proceedings timely, the outcome of the reorganization plan, the Company's ability to sustain current operations during the pendency of the reorganization including its ability to maintain normal relationships with customers, the ability of the Company to establish normal terms and conditions with suppliers and vendors, costs of the reorganization process, the adequacy of financing arrangements during the reorganization period, future market prices, operating results, synergies, sugarbeet acreage, future operating efficiencies, cost saving and other statements which are not historical facts contained in this release are forward-looking statements that involve certain risks, uncertainties and assumptions. These include, but are not limited to, the results of the bankruptcy proceedings, court decisions and actions, the negotiating positions of various constituencies, the results of negotiations, market factors, the effect of weather and economic conditions, farm and trade policy, the ability of the Company to realize planned cost savings, the available supply of sugar, available quantity and quality of sugarbeets and other factors detailed in the Company's Securities and Exchange Commission filings. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual outcomes may vary materially from those indicated.


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